PROSPECTUS Dated                              Pricing Supplement No. 8
May 17, 2002                                  Effective July 14, 2003
And PROSPECTUS SUPPLEMENT
Dated March 25, 2003


                       U.S. $250,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-86832

                       FIXED-RATE NOTES


                 - - - - - - - - - - - - - - -


                    Interest Rate Per Annum
                    - - - - - - - - - - - -


Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
07/14/03     2.50%     3.40%     3.80%     5.00%    5.50%     6.50%